UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, NY		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

ING U.S., Inc. (“ING U.S.”) furnishes herewith a press release announcing its first quarter 2013 results. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference in this Item 2.02.

As previously announced, ING U.S. will host a conference call on Thursday, May 23, 2013 at 10:00 am ET to discuss the Company’s first quarter 2013 results. The call can be accessed via ING U.S.’s investor relations website at http://investors.ing.us. The call will be accompanied by a slide presentation, which will be accessible via ING U.S.’s investor relations website at http://investors.ing.us beginning at approximately 9:30 am ET on Thursday, May 23, 2013. In addition, more detailed financial information can be found in ING U.S.’s Quarterly Investor Supplements for December 31, 2012 and March 31, 2013, each of which is available on ING U.S.’s investor relations website, http://investors.ing.us.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits provided pursuant to this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, J. Barry Griswell joined the Board of Directors of ING U.S. Information pertaining to Mr. Griswell’s election to the Board of Directors of ING U.S. was previously reported in Item 5.02 of ING U.S.’s Current Report on Form 8-K filed on May 7, 2013 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of ING U.S., Inc., dated May 23, 2013, announcing first quarter 2013 results (furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., Inc.
(Registrant)

By:	/s/ Harris Oliner
Name:	Harris Oliner
Title:	Senior Vice President and Corporate Secretary

Dated: May 23, 2013

Exhibit Index

Exhibit No.	Description

99.1	Press release of ING U.S., Inc., dated May 23, 2013, announcing first quarter 2013 results (furnished and not filed)